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          Exhibit 11--Statement Re: Computation of Per-Share Earnings
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                                                     Year ended June 30
                                                     1996          1995
                                              ---------------------------------
                                                 (In Thousands, except per-
                                                        share data)
Primary
 Average shares outstanding                      6,378,000           3,789,000
                                              =================================
 Loss from continuing operations              $ (5,418,000)        $(1,495,000)
 Loss from operations of discontinued
  HMO operation                                 (3,149,000)            (76,000)
 Loss on disposal of HMO operation              (4,927,000)                  -
                                              ---------------------------------
 Net loss                                     $(13,494,000)        $(1,571,000)
                                              =================================

 Loss from continuing operations              $      (0.85)        $     (0.39)
 Loss from discontinued operation                    (1.27)              (0.02)
                                              ---------------------------------
 Net loss                                     $      (2.12)        $     (0.41)
                                              =================================


Fully diluted
 Average shares outstanding                      6,378,000           3,789,000
 Net effect of dilutive stock options
  and warrants-based on the treasury
  stock method using year end market
  price, if higher than average market price       190,000             253,000
                                              ---------------------------------
 Total                                           6,568,000           4,042,000

 Loss from continuing operations              $ (5,418,000)        $(1,495,000)
 Loss from operations of discontinued
  HMO operation                                 (3,149,000)            (76,000)
 Loss on disposal of HMO operation              (4,927,000)                  -
                                              ---------------------------------
 Net loss                                     $(13,494,000)        $(1,571,000)

 Loss from continuing operations              $       0.82         $     (0.37)
 Loss from discontinued operation                    (1.23)              (0.02)
                                              ---------------------------------
 Net loss                                     $      (2.05)        $     (0.39)
                                              =================================
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